EXHIBIT 16.1

MORRILL & ASSOCIATES, LLC

CERTIFIED PUBLIC ACCOUNTANTS

1448 NORTH 2000 WEST, SUITE 3

CLINTON, UTAH 84015

801-546-9068 PHONE; 801-546-8211 FAX

February 10, 2012,

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read the statements made by Globalwise Investments, Inc. in Changes In and Disagreements with Accountants on Accounting and Financial Disclosure of the Current Report on Form 8-K dated February 10, 2012, regarding the event that occurred on February 10, 2012, and are in agreement with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/ Morrill & Associates

Morrill & Associates, LLC